Exhibit 17

554 N. Church Street
Charlotte, NC 28202
704.348.5668
jay@bendis.net

Dave Laky

March 21, 2015

John Accardi

Chief Executive Officer

MedClean Technologies

John,

I respectfully submit my resignation from the Board of Directors of MedClean Technologies effective when the Consent Agreement is finalized by all parties with Mr. Donald Mack.

It has been a distinct pleasure to serve on the MedClean Board and wish the company much success in the future.

I will be available to support the transition for the company in any way possible.

Best Regards,

/s/ David Laky

David Laky

1

662 Royer Place
Atlanta, GA 30342
678-643-7476
jaccarciiO3@gmai1.com

John Accardi

March 21,2015

Don Mack

Don,

I respectfully submit my resignation from the Board of Directors of MedClean Technologies as well as the Position of CEO/President effective when the Consent Agreement is finalized by all parties with Mr. Donald Mack.

It has been a distinct pleasure to serve on the MedClean Board and wish the company much success in the future.

I will be available to support the transition for the company in any way possible.

Best Regards,

/s/ John R. Accardi

John R. Accardi

2

554 N. Church Street
Charlotte, NC 28202
704.348.5668
jay@bendis.net

Jay S. Bendis

March 21, 2015

John Accardi

Chief Executive Officer

MedClean Technologies

John,

I respectfully submit my resignation from the Board of Directors of MedClean Technologies effective when the Consent Agreement is finalized by all parties with Mr. Donald Mack.

It has been a distinct pleasure to serve on the MedClean Board and wish the company much success in the future.

I will be available to support the transition for the company in any way possible.

Best Regards,

/s/ Jay S. Bendis

Jay S. Bendis

3